LEASE
                               Boulder Tech Center


         THIS LEASE  ("Lease"),  dated May 14,  1999,  is between MUM IV, LLC, a
Colorado   limited   liability   company   ("Landlord")   and  Helix  Technology
Corporation, a Delaware corporation ("Tenant").

         For and in consideration of the covenants and agreements herein contained, Landlord and Tenant hereby agree as follows:

            Section 1.     ADDITIONAL DEFINED TERMS

         In addition to those terms defined in the introductory paragraph of this Lease, the following terms shall have the following meanings when used in this Lease:

         (a) Estimated Operating Cost: An amount equal to Two Dollars and Forty-five Cents ($2.45) per square foot per calendar year, which represents an estimate of the Operating Cost for the entire year in which the Term of this Lease begins.

         (b) Base Rent: The annual amount of rent payable with respect to each Lease Year during the term of this Lease payable as set forth in Section 4(a). The amount of the Base Rent for the first Lease Year shall be Eight Dollars and Ninety-Five Cents ($8.95) per square foot of Rentable Area of the Premises. The amount of the Base Rent for all Lease Years after the first Lease Year shall be calculated in the manner set forth in Section 4(a). During each Lease Year, Base Rent shall include the previous year's Base Rent and any rental increase from the previous year.

         (c) Building: The building to be constructed by Landlord upon the Premises pursuant to Section 10 of this Lease, the plans and specifications for which are shown on Exhibit B attached hereto, which building shall contain approximately 60,906 (sixty thousand nine hundred six) Rentable Square Feet and shall have two (2) floors.

          (d) Commencement Date: The date the Term of this Lease commences as determined in accordance with provisions of Section 30.

          (e) Default Rate: An annual rate of interest equal to fifteen percent (15%).

          (f)     Lease Year:

                  (i) For the First Lease Year, the period beginning on the Commencement Date and ending on the last day of the same calendar month in which the Commencement Date occurred in the next calendar year; and

                      (ii) For Lease Years after the First Lease Year, the twelve-month period beginning on the next day following the expiration of the preceding Lease Year.

          (g)     Operating Cost:  As defined in Section 6(b).

          (h) Parking Lot: The on-grade parking lot to be constructed by Landlord upon the Premises pursuant to Section 10 of this Lease and as shown on Exhibit B attached hereto, containing not less than 150 parking spaces for use by passenger motor vehicles.

          (i) Premises: That certain parcel of real property described as: Lot 2E, Block 3, REPLAT E, BOULDER TECH CENTER, County of Boulder, State of Colorado, as shown on the recorded plat attached hereto as Exhibit A and incorporated herein (such plat has been recorded on Planfile P-39, F-1, #23) together with the Building, the Parking Lot and all other improvements from time to time hereafter located on such parcel of real property and any and all appurtenant rights relating thereto.

          (j) Term: The period beginning at noon on the Commencement Date and ending at 11:59 p.m. on the last day of the calendar month in which the fifteenth (15th) anniversary of the Commencement Date occurs.

         (k) Rentable Area or Rentable Square Feet: The sum of the area of each story of the Building expressed in square feet measured from the outside of the exterior walls.

         Section 2.   LEASE OF PREMISES

         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. The Premises are leased on the terms and conditions set forth in this Lease.

         Section 3.   TERM

         The term of this Lease shall be as set forth in Section 1(j), unless sooner terminated or extended pursuant to the terms of this Lease.

         Section 4.   RENT

         (a) Tenant shall pay Landlord during each Lease Year the Base Rent, in equal monthly installments in the amount of one-twelfth of the Base Rent on the Commencement Date and on the first day of each succeeding calendar month during the Term of this Lease; provided that the rent payable on the Commencement Date shall be prorated for the remaining days left in the calendar month in which the

Commencement Date occurs. Except as expressly set forth in this Lease to the contrary, all payments of Base Rent shall be paid in advance, without notice, set-off or deduction, in lawful money of the United States, at the address of Landlord set forth in Section 40 of this Lease, or at such other place as Landlord may from time to time designate in writing.

         The amount of the Base Rent for each year after the first Lease Year shall be increased. The Base Rent shall increase at such times by an amount determined by multiplying the amount of the Base Rent in effect for the preceding Lease Year by an escalation factor which factor shall be calculated in the following manner.

                  (i) For the Lease Years two through 5 of the term of the Lease the escalation factor shall be two percent (2%) annually.

                  (ii) For the 6th through the 10th years of the Lease the escalation factor for each Lease Year shall be calculated in the following manner: 1) Calculate the average annual change in Lease Years 3, 4 and 5 of the All Items Revised Consumer Price Index for All Urban Consumers, CPI-U, Denver (1982-84 equals 100), as determined by the United States Department of Labor, Bureau of Labor Statistics ("CPI"). 2) Add the annual increase used for the initial five Lease Years (two percent (2%)) to the average increase calculated in 1) above, but if the average increase calculated in (1) above is higher than 10%, use 10% as the calculation of (1) above; 3) Divide the sum by two. This result will be the escalation factor for Lease Years 6 through 10. By way of example, if the average annual CPI increase during Lease Years 3, 4 and 5 was 1%, you would add 2% to 1% for a sum of 3%, then divide that sum by two, for an annual increase in the rental rate for Lease Years 6 through 10 of 1 1/2 % per year.

                  (iii) For the 11th through the 15th Lease Years of the Lease the escalation factor for each Lease Year shall be calculated in the following manner: 1) Calculate the average annual change in Lease Years 8, 9 and 10 of the All Items Revised Consumer Price Index for All Urban Consumers, CPI-U, Denver (1982-84 equals 100), as determined by the United States Department of Labor, Bureau of Labor Statistics. 2) Add the annual increase used for the Lease Years 6 through 10 to the average increase calculated in 1) above, but if the average increase calculated in (1) above is higher than 10%, use 10% as the calculation of (1) above; 3) Divide the sum by two. This result will be the escalation factor for Lease Years 11 through 15. By way of example, if the average annual CPI increase in Lease Years 8, 9 and 10 was 20% and using the previous example's result where the annual increase for Lease Years 6-10 was 1 1/2%, you would add 1 1/2% to 10% for a sum of 11 1/2%, then divide that sum by two, for an annual increase in the rental rate for Lease Years 11-15 of 5 3/4%.

         In no event shall the Base Rent for any Lease Year ever decrease below any previous Lease Year's Base Rent.

         (b) If the index specified in Section 4(a) above is discontinued in its current form, or if the basis on which it was calculated should be revised, an appropriate conversion of the revised index to a common base will be made upon conversion factors published by the Bureau of Labor Statistics or upon conversion factors otherwise made available.

         (c) For Lease Years 6 through 15, in the event that Tenant has not been notified of the escalation factor and the resulting adjustment in Base Rent by the first day of a Lease Year, the first monthly rental payment of Base Rent which includes new increased rent shall also include the new increased rent, if any, for each month in the then current Lease Year which elapsed prior to Tenant's receipt of Landlord's notice. The Base Rent due hereunder shall be apportioned for any fractional calendar months at the beginning and end of the Term of this Lease and any renewals and extensions thereof.

         (d) In addition to the Base Rent (as increased each Lease Year), Tenant shall pay Landlord in monthly installments simultaneously with payments of the Base Rent, one-twelfth (1/12th) of the Estimated Operating Cost (or new estimate of Operating Cost) determined as set forth in Section 6, and such other charges as are required by the terms of this Lease to be made by Tenant, including, but not limited to, 100% of the Operating Cost adjustment. Any such adjustment or charge shall be deemed to be additional rent and shall be payable in the manner provided for the payment of Base Rent and shall be recoverable as Base Rent, and Landlord shall have all rights against Tenant for default in payment thereof as in the case of arrears of Base Rent.

         (e) In the event the Building as constructed by Landlord is not substantially in accordance with the plans and specifications provided in Exhibit B and as a result the Rentable Area of the Building is less than 60,906 Rentable Square Feet, Tenant shall have the right within thirty (30) days following the Commencement Date to cause the Rentable Area of the Building to be measured by the Architect (as defined in Section 10), at Landlord's expense, and the Base Rent hereunder shall be reduced on a pro rata basis by the same percentage amount by which the Rentable Area is less than 60,906 square feet. Promptly after such measurement, Landlord and Tenant shall enter into an amendment to this Lease documenting the Base Rent to be paid hereunder.

         Section 5.   USE

         (a) Tenant shall use and occupy the Premises for manufacturing, warehousing, offices and other uses incidental thereto and for no other purpose without Landlord's consent, which shall not be unreasonably withheld, delayed or conditioned and shall be deemed to be given if Landlord has not responded within ten (10) days of Tenant's request for such consent. Tenant shall use the Premises in a careful, safe and proper manner and shall not use or permit the Premises to be used for any purpose prohibited by the certificate of occupancy issued for the Premises or the laws of the United States or the State of Colorado, or the ordinances of the County of Boulder. Neither Tenant nor Landlord shall do or permit to be done any act or thing upon the Premises which shall or might subject the other to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation carried on upon the Premises or for any reason.

         (b) In the event that any official shall hereafter at any time contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of any permit, certificate of occupancy, statute, ordinance or other requirement of law applicable to the Premises, Tenant shall, upon ten (10) days' written notice from Landlord, immediately discontinue such use of the Premises.

         (c) Tenant, at its sole expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction of any public officer or officers, pursuant to law, which shall declare any violation or impose any order or duty upon Landlord or Tenant with respect to the Premises, or the use or occupation thereof. Notwithstanding the foregoing, Tenant shall not be obligated to comply with any such laws, orders, or regulations, including but not limited to the Americans With Disabilities Act, which (a) relate to the design or construction of the Premises, (b) relate to the structural portions of the Premises, or (c) may require structural alterations, structural changes, structural repairs or structural additions, all of which shall be the obligation of Landlord at its sole cost and expense; provided, however, if such laws, orders or regulations relate to the specific type or nature of the business being conducted or to be conducted by Tenant upon the Premises or to the specific accommodations made or to be made for certain of Tenant's employees as opposed to being related to industrial or office buildings, generally, Tenant shall nevertheless be required to comply with them. Without limiting the generality of the foregoing, but subject to the proviso in the preceding sentence, Landlord, at it sole cost and expense, shall be responsible for complying with the applicable provisions of the Americans With Disabilities Act and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as same may be amended (collectively, the "ADA"), relating to (i) the design and construction of the Premises and the work within the Premises to be performed by Landlord pursuant to this Lease, and
(ii) the structural portions of the Premises (collectively, "Landlord's Work").

         Section 6.   OPERATING COST ADJUSTMENT

         (a) If in any calendar year the Operating Cost is greater than the Estimated Operating Cost, Tenant shall pay to Landlord as additional rent an amount equal to such excess. Any amount payable by Tenant to Landlord under this
Section 6 shall be paid within thirty (30) days after written notice thereof by Landlord, such notice to be given by Landlord not later than March 31 of each calendar year. Landlord may, either prior to the beginning of or during any calendar year, compute a bona fide estimate of Operating Cost for such calendar year. Upon receipt of written notice thereof, Tenant shall pay to Landlord, in monthly installments simultaneously with payments of Base Rent under Section 4(a), one-twelfth of such new estimate of Operating Cost. An annual adjustment shall be made between the parties within thirty (30) days after Landlord's determination of Operating Cost. Any amounts of excess estimated Operating Cost which Landlord is required to return may be offset by accrued amounts payable by Tenant to Landlord. If the term of this Lease ends before the end of a calendar year, any amount payable by Tenant or Landlord in respect of that year under this Section 6 shall be adjusted proportionately on a daily basis utilizing the previous year's determination of Operating Costs and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

         (b) As used in this Lease, "Operating Cost" means an amount per calendar year (projected to an annual figure for the calendar year in which the Premises is first occupied) which represents the actual Operating Cost for any calendar year during the Term of this Lease. The Operating Cost shall be determined by Landlord and shall be equal to the sum of the items of cost listed in Section 6(b)(i) and Section 6(b)(ii) but not the items listed in Section 6(b)(iii) in respect of a calendar year:

                  (i) All general and special real estate taxes, special assessments, assessments for improvements, special district or improvement district assessments, water charges, sewer charges, vault charges and other ad valorem taxes, rates, levies and assessments payable in respect of the Term upon or in respect of the Premises imposed by any governmental or quasi-governmental authority and all taxes specifically imposed in lieu of any such taxes, but excluding any inheritance, estate, succession, transfer, gift, franchise, corporation, income, rental or profit tax or capital levy imposed on Landlord ("Taxes"). If due to a future change in the method of taxation, any franchise, income, profit or other tax shall be levied against Landlord in whole or in part in lieu of any tax which would otherwise constitute one of the foregoing taxes or charges or if there shall be levied against Landlord a tax or license fee measured by gross rents, such franchise, income, profit or other tax or license fee shall be deemed to be a real estate tax for the purposes hereof. The taxes described in this Section 6(b)(i) shall also include all of Landlord's expenses, including, but not limited to, attorney's fees, incurred by Landlord in any effort to minimize such taxes, whether by contesting proposed increases in
assessments   or
by any other means or procedures appropriate in the circumstances; provided that Landlord and Tenant shall agree to the procedures to be taken prior to Landlord taking such procedures. If Landlord secures an abatement or refund of any Taxes, Landlord shall pass such abatement through to the Tenant as a credit to be applied against rent next becoming due, or if no further rent is due by Tenant, by cash payment from Landlord to Tenant.

               (ii) Except as otherwise set forth in this Lease, all costs, charges and expenses (not directly reimbursed by insurance proceeds) which are attributable to the ownership, operation, maintenance and repair of the Premises, including, but not limited to, reasonable management fees that fall within industry standards for the Boulder area, building supplies, window cleaning services, normal maintenance and repair of the Premises, including but not limited to, heating and air conditioning systems, electrical and plumbing systems, elevator system, landscaping, snow removal, Parking Lot repair and maintenance, insurance (including boiler and machinery, loss of rent, accidental and direct physical loss, all risk, public liability and other insurance as provided in Section 20) and labor costs incurred in the operation or maintenance of the Premises. Except as provided in Section 6(a)(iii), and except for repairs and replacements for which Landlord is reimbursed from insurance proceeds, all repairs and replacements shall either be made by Tenant directly or shall be made by Landlord at Tenant's expense as an Operating Cost.

         Operating Costs shall be based upon competitive charges for similar services and materials that are available in the general vicinity of the Premises. Operating Costs shall be reduced by the proceeds of insurance or eminent domain awards of settlement received by Landlord with respect to items of Operating Cost (or the amount of any proceeds or awards which would have been received if Landlord had carried the insurance required by this Lease or diligently pursued its rights, as the case may be) or recoveries from warranty claims. Landlord shall not be permitted to recover more than the actual out-of-pocket cost incurred by Landlord on a non-profit basis for the Operating Cost. The Operating Cost shall be determined on a "cash basis" and costs which may be paid in installments without finance charges shall be paid in installments. Promptly upon receipt thereof, Landlord shall pay Tenant any refund or recovery made with respect to any Operating Cost previously paid by Tenant.

                  (iii) The following expenses and costs shall not be included within the "Operating Costs" for the Premises: Costs incurred in connection with the original construction of the Premises or in connection with any major change in the Premises; depreciation, interest and principal payments on mortgages and other debt costs, if any; costs of correcting patent and/or latent defects in, or design errors relating to the design, or construction of the Building located on the Premises; costs for which the Landlord is reimbursed by insurance proceeds; costs associated with the operation of the business of the Landlord as a separate entity, as the same are distinguished from the cost of operating the Premises; the wages and benefits of any executive or other employee at or above the level of building manager, or any employee who does not devote substantially all of his or her employee time to the Premises unless such wages and benefits are prorated to reflect time spent on operating and managing the Premises; fines, penalties and interests; tax penalties incurred as a result of the Landlord's negligence, inability, or unwillingness to make payments when due; any expense resulting from the negligence of, or any violation of law by, Landlord or its agents, contractors, employees or invitees; and Landlord's general overhead and general administrative expenses. Except where the need for repair or replacement results from the negligence of Tenant or its agents, employees or invitees, or as a result of the operations of Tenant's business, Landlord shall, upon reasonable notice from Tenant and at its expense and without reimbursement by Tenant (other than from insurance proceeds from insurance provided by Tenant), perform all replacement of, and structural repairs to the structural portions of the Premises as are necessary to keep the same in first class order, condition and repair, reasonable wear and tear excepted. For purposes of this Lease, "structural portions" of the Premises shall mean the foundation, supporting members of the roof, floor slabs, exterior walls, structural girders and columns, load-bearing walls and columns. (It is acknowledged that movement of floor slabs is normal and not generally repaired in first class industrial buildings, unless the movement is excessive.)

         (c) Tenant shall have the right to inspect all documents reflecting any part of the Operating Costs and the calculations of any amount payable under
Section 6(a) of this Lease, and Landlord shall provide written receipts and accounting records supporting its itemized statements and calculations of Operating Costs and the amounts due under Section 6(a) once each year upon request by Tenant. If Tenant wishes to dispute the determination of Operating Costs under Section 6(a) or the calculation of any amount payable under Section 6(a), Tenant shall give Landlord written notice of such dispute within ninety
(90) days after receipt of notice from Landlord of the matter giving rise to the dispute. If Tenant does not provide Landlord such notice within such time, Tenant shall have waived its right to dispute such determination or calculation. Promptly after the giving of such written notice, Tenant shall cause to be made a complete audit of Landlord's records relating to the matter in dispute by a nationally recognized firm of independent certified public accountants mutually agreed upon by Landlord and Tenant. The cost of such audit shall be borne by Tenant unless such audit discloses an error which overstated Operating Cost by more than two percent (2%) of the amount determined by the audit, in which event Landlord shall bear the cost of such audit. If such audit reveals that the amount previously determined by Landlord was incorrect, a correction shall be made and either Landlord shall promptly return to Tenant any overpayment or Tenant shall promptly pay to Landlord any underpayment which was based on such incorrect amount. Notwithstanding the pendency of any dispute hereunder, Tenant shall make payments based upon Landlord's determination or calculation until such determination or calculation has been established hereunder to be incorrect.

         Section 7.   UTILITIES & CLEANING.

         Tenant shall directly contract for and pay for all utilities serving the Premises, including, but not limited to, gas, steam, water, fuel oil, electricity, sewer charges, telephone and communications systems and the like; and Landlord shall not be responsible for or involved in the payment of or the contracting for any said utilities. Likewise, Tenant shall directly contract for and pay for janitorial services and interior window cleaning and Landlord shall not be responsible for or involved in the payment of or contracting for any of said services.

         Section 8.   TAXES

         Tenant shall pay before delinquency any and all taxes, assessments, license taxes and other charges levied, assessed or imposed and which become payable during the Term of this Lease upon Tenant's operations at, occupancy of, or conduct of business at the Premises or upon equipment, furniture, appliances, trade fixtures and other personal property of any kind installed or located at the Premises; provided, however, Tenant may pay such amounts after delinquency to the extent that such delay is necessary to Tenant's good faith and diligent contest of such amounts, but only so long as there is no risk of Tenant having any of its assets or Landlord's assets foreclosed upon or seized by the taxing authority.

         Section 9.   QUIET ENJOYMENT

         Landlord covenants and agrees with Tenant that upon Tenant paying the Base Rent and additional rent hereunder and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease and the matters shown as items 8-20 on Schedule B to the Landlord's title policy, a copy of which is attached hereto as Exhibit D.

         Section 10.  PREPARATION OF PREMISES

         (a) Landlord shall Substantially Complete (as defined in Section 30) the work in the Premises required to be done by Landlord as specified in Exhibit B attached hereto ("Landlord's Work"). All Landlord's Work shall be performed in a good and workmanlike manner with new, first quality materials in compliance with all laws, codes and all regulations. Landlord will obtain a fifteen (15) year warranty on the roof naming the Landlord and Tenant on all related warranties. Landlord represents that the Premises will be in compliance with the ADA. If Landlord's Work is not performed as herein required, or if such work or the Premises in not in compliance with all laws, codes or other regulations, Landlord shall perform the necessary remedial work at its sole cost and expense. Landlord and Tenant agree that Wyatt Construction Company shall be the general contractor (the "Contractor") and RVP Architecture shall be the architect (the "Architect") used by the parties for the purposes of performing Landlord's Work subject to change in the event of failure or inability to perform. Landlord shall exercise due diligence in pursuit of completing Landlord's Work. Landlord shall permit Tenant to have access to the Premises prior to the commencement of the Lease for purposes of inspecting Landlord's Work or with Contractor's consent, for performing work in the Premises. Landlord agrees to proceed with due diligence to complete any portion of Landlord's Work that shall not have been completed as of the date of Substantial Completion of the foregoing by not later than thirty
(30) days after the date of Substantial Completion (excluding seasonal landscaping, which shall be completed promptly as soon as the season permits).

         (b) Except for minor changes to comply with applicable law or to correct any mistakes in the plans or specifications, no change orders from the plans and specifications set forth on Exhibit B shall be permitted, unless duly authorized representatives of both Tenant and Landlord shall agree to the change order in writing. Each change order shall set forth the changes in the plans and specifications and an estimate of the increase in the price to be charged by the Contractor and any delay in the construction schedule. Thereafter, within thirty
(30) days after receipt of documentation showing the amount charged to Landlord by the Contractor for the change order, Tenant shall reimburse Landlord for such amount, unless such amount is more than 10% more than the estimate set forth in the change order, in which event Tenant shall pay Landlord the amount of the estimate plus 10% of the amount of the estimate.

         (c) Landlord acknowledges that it is a material provision of this Lease that Landlord deliver the Premises to Tenant by the date Landlord sets forth in its Official Estimate (defined below) and in the condition provided herein. An Initial Estimate date shall be provided by Landlord to Tenant within fifteen
(15) days after the appropriate building permit has been issued by the government authorities. In no case shall the Initial Estimate date be later than the Substantially Complete date set forth in Section 30 herein. In recognition thereof, Landlord agrees to provide Tenant with preliminary written statements signed by both Landlord and the Contractor on the first day of each month, from and after the commencement of construction until the Commencement Date of the Lease, detailing the status of Landlord's Work compared to the Initial Estimate date and/or the Official Estimate date and the estimated date of substantial completion of Landlord's Work. Landlord's preliminary estimates may change the Initial Estimate date of substantial completion of Landlord's work (reference
Section 30); provided that once Landlord's estimate of such date falls within ninety (90) days of the date of the Substantial Completion date, it shall be referred to as the "Official Estimate". In the event that the

Commencement Date occurs on or after that date which is fifteen (15) days plus any days of delay caused by change orders or Tenant's work on the Premises after the Commencement Date set forth in the Official Estimate, Tenant shall be entitled to a rent reduction equal to $750.00 times the number of days after the fifteenth day plus any days of delay caused by change orders or Tenant's work on the Premises after the Commencement Date set forth in the Official Estimate, but before the actual Commencement Date.

         Section 11.  ACCEPTANCE OF PREMISES

         Taking possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in good and satisfactory condition when Possession was taken subject to correction (by Landlord at its expense) of punch list or other defective items disclosed to Landlord prior to taking of possession of the Premises by Tenant, defects not reasonably discoverable prior to taking possession and disclosed to Landlord within a reasonable period of time after discovery of same by Tenant, but no later ninety
(90) days after taking possession of the Premises, and latent defects disclosed to Landlord within a reasonable time after discovery of same by Tenant.

         Section 12.  ACCESS TO PREMISES

         Landlord and Tenant acknowledge that Tenant shall be performing confidential work within the Premises, which confidential work shall not be accessible to Landlord. Accordingly, Landlord agrees that it will cooperate with Tenant so as to preserve the confidentiality of Tenant's work (and such cooperation shall include, but not be limited to, if requested by Tenant, the execution of confidentiality agreements by Landlord and its agents, assigns, employees and contractors, and other reasonable measures to preserve Tenant's confidentiality). Unless Tenant shall consent to a shorter time, Landlord will provide at least twenty-four (24) hours advance notice to Tenant prior to entering the Building, will schedule with Tenant the time and place of all entry by Landlord or its agents, assigns, employees or contractors, and will only enter upon the Building with a duly-authorized representative of Tenant, except in the event of an emergency. Landlord agrees to use its best efforts not to interfere unreasonably with the Tenant or the Tenant's business in the course of exercising its rights under this paragraph.

         Section 13.  ALTERATIONS BY TENANT

         (a) Other than interior, non-structural alterations, for which Landlord's consent is not required, Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Premises without first obtaining the written consent of Landlord. Tenant understands that Landlord's consent will be conditioned on Tenant's compliance with Landlord's requirements as in effect at the time permission is requested, which requirements will include, but not be limited to Landlord's approval of plans, specifications, contractors, insurance, and hours of construction. Prior to the commencement of any work in or to the Premises by Tenant's contractor, Tenant shall comply with all applicable laws (for example, by obtaining a building permit if required), and Tenant shall on request deliver to Landlord certificates issued by applicable insurance companies evidencing that workmen's compensation and public liability insurance and property damage insurance, all in amounts and with companies, and on forms reasonably satisfactory to Landlord, are in force and effect and maintained by all contractors and subcontractors engaged by Tenant to perform such work. Each such certificate shall provide that it may not be cancelled without ten days' prior written notice to Landlord.

         (b) All articles of personal property, and all movable business and trade fixtures, machinery and equipment, cabinetwork, furniture and movable partitions owned or installed by Tenant at its sole expense (and with respect to which no credit or allowance was granted to Tenant by Landlord) in the Premises shall remain the property of Tenant and may be removed by Tenant at any time, provided that Tenant, at its expense, shall repair any damage to the Premises caused by such removal. All alterations, decorations, installations, additions or improvements in or to the Premises other than those specified in the first sentence of this Section 13(b) shall, upon the completion thereof, become the property of Landlord and shall be surrendered to Landlord upon the expiration or other termination of the Term of this Lease. Landlord may elect to require Tenant to remove all or any part of the property described in the first sentence of this Section 13(b) at the expiration or other termination of the Term of this Lease, in which event such removal shall be done at Tenant's expense, and Tenant shall, at its expense, repair any damage to the Premises caused by such removal.

         (c) Tenant shall be solely responsible for the consequences of Tenant's repairs and alterations on the Premises' structure and on the operation of its systems, such as heating, air conditioning, ventilating, electrical and plumbing, whether or not Tenant had received Landlord's consent to such repairs or alterations pursuant to this Section 13.

         Section 14.  MAINTENANCE AND REPAIRS

         (a) Except for the maintenance, repairs and replacements Landlord is required to make pursuant to Section 13(b) of this Lease, and except for items expressly excluded from Operating Costs under Section 6(b)(iii), Tenant shall take good care of the Premises and the fixtures and improvements therein, and, at its sole cost and expense, make repairs, restorations or replacements as and when needed to keep the Premises in first class order, condition, and repair, reasonable wear and tear excepted. If Tenant fails, after notice to Tenant and the lapse of applicable grace periods in accordance with Section 31(b) of this Lease, to make any repairs, restorations or replacements required by this Lease, Landlord may (but without any obligation to do so) make such repairs, restorations, or replacements at the reasonable expense of Tenant and such expense shall be due within thirty (30) days of receipt by Tenant of written notice by Landlord, as additional rent. Tenant shall comply with all provisions of Section 13 and Section 15 of this Lease in connection with such repairs, restorations and replacements.

         (b) Subject to Section 14(c), (d) and (e) hereof, and subject to Tenant's reimbursement of Landlord as provided in Section 6(b) hereunder, Landlord shall act as property manager for the Premises and, in such capacity, shall be responsible for the operation, maintenance and repair of the Premises, including but not limited to: Building maintenance, exterior window cleaning, normal maintenance and repair of the Premises (including heating and air conditioning systems, electrical and plumbing systems, landscaping, roof, roof membrane, elevator system, utility systems, Parking Lot, and snow removal) and security outside of the Building. In addition, Landlord shall make the structural repairs and replacements to the structural portion of the Premises that Landlord is required to make, at Landlord's cost and expense, without reimbursement from Tenant, pursuant to Section 6(b)(iii) of this Lease.

         (c) Landlord agrees not to assign its responsibilities as property manager of the Premises to any other person or entity without first providing written notice to Tenant and obtaining Tenant's written consent to such assignment.

         (d)  Landlord  agrees,   by  not  later  than  45  days  prior  to  the
Commencement Date, to provide Tenant's Facilities Manager with a detailed property management plan for the Premises, including proposed staffing levels and standards of management and maintenance of the Premises. Tenant shall respond with its comments or approval of such plan within thirty (30) days of receipt of the management plan and to any revised submittal within ten (10) days of its receipt of the same. Landlord and Tenant shall discuss who Landlord shall hire or contract with as major service providers for the Premises. Landlord shall have yearly inspections of the roof as required by the terms of the roof warranty and Landlord and Tenant shall cooperate in the enforcement of the roof warranty. Landlord shall advise Tenant in advance of any repair or maintenance cost believed to be in excess of $10,000. In the event Landlord or Tenant shall disagree about such plans, the need for such maintenance or repairs, or whom to hire as service providers, then Landlord and Tenant shall agree to a third party property manager, which third party property manager shall informally arbitrate such disputes.

         (e) Except as provided elsewhere in this Lease to the contrary, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to, or interruption of business, arising from Landlord, Tenant or others making any repairs, restorations, replacements, alterations, additions or improvements in or to any portion of the Premises, or in or to fixtures, appurtenances or equipment thereof; provided that such repairs, restorations, etc. do not prevent Tenant from operating in the Premises as anticipated hereunder for more than twenty-four hours. In such case, Rent hereunder shall be abated in proportion to the untenantable space in the Premises. Notwithstanding the provisions of Section 12, Section 14 or Section 21 or any other provision of this Lease to the contrary, in exercising its rights pursuant to this Lease, Landlord shall not unreasonably interfere with the access to the Premises or Tenant's business operations therein.

         Section 15.  MECHANIC'S LIENS

         (a) Tenant shall, at Tenant's option, pay or cause to be paid or provide bond for all costs for work done by it or caused to be done by it on the Premises of a character which will or may result in liens on Landlord's interest therein and Tenant will keep the Premises free and clear of all mechanic's liens, and other liens on account of work done for Tenant or persons claiming under it. Tenant shall indemnify and hold Landlord harmless against any liability, loss, damage, costs or expenses, including reasonable attorney's fees, on account of any claims of any nature whatsoever, including claims of liens of laborers or materialmen or others for work performed for, or materials or supplies furnished to Tenant or persons claiming under Tenant.

         (b) Should any liens be filed or recorded against the Premises or any action affecting the title thereto be commenced due to Tenant's contracts with third parties, Tenant shall give Landlord written notice thereof. Tenant shall thereafter cause such liens to be removed of record within ten days after the filing of the liens. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same at once. If Tenant shall be in default in paying any charge for which a mechanic's lien or suit to foreclose the lien has been recorded or filed, Landlord may (but without being required to do so) pay such lien or judgment and any costs, and the amount so paid, together with reasonable attorney's fees incurred in connection therewith, shall be immediately due from Tenant to Landlord with interest at the Default Rate from the dates of Landlord's payments. Landlord shall be responsible for the payment for all work (including Landlord's Work), and the removal of all liens of record relating to work of Landlord occurring prior to the Commencement Date, or, thereafter, work performed by Landlord or its contractors.

         (c) At least five days prior to the commencement of any work permitted to be done by persons requested by Tenant on the Premises in excess of $10,000.00, Tenant shall notify Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Section 38-22-105(2) of Colorado Revised Statutes (1973, as amended). During any such work on the Premises, Landlord and its representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by
Section 38-22-105(2).

         Section 16.  CASUALTY

          (a) If the Building or the Parking Lot or means of access or ingress to the Premises shall be so damaged by fire or other casualty as to render the Premises untenantable, and if such damage shall be so great that an architect selected by Landlord and agreed to by Tenant shall certify in writing to Landlord and Tenant that the Premises with the exercise of reasonable diligence, but without the payment of overtime or other premiums cannot be made tenantable within 90 days from the happening of the fire or other casualty, or if the damage shall be such that Landlord's architect shall certify that the Premises can be made tenantable within the 90-day period from the happening of the fire or other casualty, but insurance proceeds are not made available to Landlord for repair of such damage, then Landlord or Tenant may terminate this Lease. If neither Landlord nor Tenant terminates this Lease as set forth above, then, except as hereinafter provided, Landlord shall with reasonable promptness, repair the damage so done except that Landlord shall not be required to repair, replace or restore any personal property of Tenant specified in the first sentence of Section 13(b). Until such repair is substantially completed, the Base Rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the reasonable conduct of its business or profession. There shall be no abatement of Base Rent by reason of any portion of the Premises being unusable for a period of one day or less, unless covered by Landlord's loss of rent insurance. If the damage is due to the fault or negligence of Tenant or Tenant's employees, agents or invitees, there shall be no abatement of Base Rent, unless covered by Landlord's loss of rent insurance.

         (b) If the Premises shall be damaged by fire or other casualty, but not so as to render the entire Building untenantable, Landlord shall cause the damage to be repaired with reasonable promptness and, if not repaired sufficiently that the entire Premises is tenantable within one day, there shall be an abatement of Base Rent and all other amounts due under this Lease in proportion to the Rentable Square Footage of the Premises rendered untenantable. If the fire or other casualty causing damage to the Premises shall have been caused by the negligence of Tenant, or Tenant's employees, agents or invitees, such damage shall be repaired by Landlord and the amount paid for such repair shall be due from Tenant to Landlord with interest at the Default Rate from the dates of Landlord's payments, unless Landlord is paid for such loss by insurance.

         Section 17.  EMINENT DOMAIN

         (a) If any portion of the Premises shall be taken by right of eminent domain or shall be conveyed in lieu of any such taking, which shall render the Premises untenantable, then this Lease, at the option of either Landlord or Tenant exercised by either party giving written notice to the other of such termination within thirty (30) days after such taking or conveyance, shall forthwith cease and terminate and the Base Rent and all other sums payable hereunder shall be duly apportioned as of the date of such taking or conveyance. Tenant thereupon shall surrender to Landlord the Premises and all interest therein under this Lease, and Landlord may re-enter and take possession of the Premises and remove Tenant therefrom. If neither party exercises the option to terminate this Lease, Landlord shall make an equitable adjustment of the Base Rent payable by Tenant for the tenantable portion of the Premises.

         (b) In the event of any taking or conveyance described above, Landlord shall receive the entire award or consideration for the lands and improvements so taken and Tenant hereby waives all claims against Landlord and assigns to Landlord all claims against the condemnor for or on account of or incident to such taking or conveyance, except that Tenant may separately claim and recover from the condemnor, the value of any personal property of Tenant which Tenant was entitled to remove pursuant to this Lease, as well as compensation for loss of leasehold estate, and leasehold improvements done and paid for by Tenant without contribution from Landlord, relocation expenses and lost profits.

         Section 18.  INJURY TO PERSON OR PROPERTY

         (a) Subject to Section 19(a), Landlord hereby agrees to indemnify, defend and hold harmless Tenant from and against any and all demands, claims, causes of action, liabilities or judgments and any and all expenses (including, without limitation, reasonable attorney fees) incurred by Tenant, arising from
(i) the neglect or fault of Landlord,  its employees,  contractors or agents; or
(ii) Landlord's breach of its obligations under this Lease.

         (b) Tenant shall neither hold nor attempt to hold Landlord or Landlord's employees or agents liable for, and subject to Section 19(a), Tenant shall hold harmless and indemnify Landlord and Landlord's employees or agents from and against, any and all demands, claims, causes of action, liabilities, or judgments, and any and all expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in investigating and resisting the same, arising from any of the following:

                  (i) Any injury or damage to the person or property of Tenant or to any other person rightfully on the Premises for any purpose whatsoever, to the extent the injury or damage is caused by the neglect or fault of Tenant or Tenant's employees, agents or invitees, or to the extent such injuries are the result of the violation of laws or ordinances, governmental orders of any kind, or of the provisions of this Lease including the rules and regulations provided for in Section 27 of this Lease, by any of such persons;

                  (ii) Any injury or damage of any nature suffered by Tenant or Tenant's employees, agents or invitees to the extent the injury or damage is caused by the loss or destruction by any person of furniture, inventory, valuables, files or any other property kept or stored on the Premises; and

                  (iii) Any injury or damage not specified above to the person or property of Tenant, or Tenant's employees, agents or invitees, to the extent the injury or damage is caused by any reason other than the fault or negligence of Landlord or Landlord's employees or agents, or breach of this Lease by Landlord, including, but not limited to any injury or damage resulting from fire, explosion, falling plaster or glass, steam, gas, electricity, water, rain or snow or leaks from any part of the Building, or from the pipes, appliances or plumbing works or from the roof, street, subsurface or from any other place or by dampness.


         Section 19.  TENANT'S INSURANCE

         (a) At all times during the Term of this Lease, Tenant shall, at its own expense, maintain (i) public liability insurance for claims for personal injury or death and property damage with limits of not less than $1,000,000 combined single limit of liability plus umbrella coverage of not less than $5,000,000; and (ii) fire and extended coverage insurance on all property described in the first sentence of Section 13(b) to the extent of at least 90 percent of their insurable value. All such policies described in subsection
(a)(i) only shall name Landlord as an additional insured and shall be with insurance companies and on forms reasonably satisfactory to Landlord. Tenant shall, prior to Tenant's occupancy of the Premises and thereafter at Landlord's request, furnish Landlord with certificates of all insurance to be maintained by Tenant and with evidence of payment of the premiums thereon. All such policies shall contain a clause or endorsement to the effect that they may not be terminated or amended during the Term of this Lease except after thirty days' written notice thereof to Landlord. All insurance policies maintained by or on behalf of Landlord and Tenant with respect to the Premises shall include a waiver of subrogation against Landlord and Tenant on the part of the respective insurance carriers and each of the parties hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect or otherwise provide that this release shall not affect said policy or the right of the insured to recover thereunder.

         (b) Tenant shall not use or suffer or permit any other firm or person to use the Premises for any hazardous purpose or in any manner that will violate, suspend, void, make inoperative or increase the rate of any policies of insurance of any kind at any time carried by Landlord upon the Premises and the Building, fixtures and property therein. Tenant at Tenant's sole expense shall comply with all rules, orders, regulations or requirements of the board of fire underwriters, or any other similar body, having jurisdiction over the Premises. Any increase in the cost of any insurance carried by Landlord attributable to Tenant's activities on the Premises or Tenant's failure to perform and observe Tenant's obligations and covenants hereunder shall be borne by Tenant and payable to Landlord, from time to time, on demand.

         Section 20.  LANDLORD'S INSURANCE

         At all times during the Term of this Lease, Landlord shall maintain public liability insurance for claims for personal liability or death and property damage with limits of not less than $5,000,000. Landlord, with respect to all structures and improvements on the Premises, including leasehold improvements, shall, during the Term of this Lease, carry full and adequate insurance under a so-called all-risk policy, which shall include but not be limited to coverage for boiler and machinery, accidental and direct physical loss. Landlord's insurance shall also include rental value insurance for the protection of Landlord, which insurance shall provide for payment of net rental and other charges due hereunder for a minimum period of one (1) year following a casualty, such policy providing that payments will be made to Landlord regardless of whether this Lease is terminated as a result of such casualty.

         During the period Landlord is performing Landlord's Work (and for any additional period prior to delivery of the Premises to Tenant), Landlord shall maintain, or cause its Contractor to maintain, property insurance under an all risk form or builder's risk coverage in amounts and in a form acceptable to Tenant. Landlord shall also require the Architect to carry errors and omissions coverage in an amount of not less than $1,000,000. Landlord's insurance policies shall be deposited with the Tenant and renewals thereof shall be deposited not less than ten (10) days prior to the expiration date of the then expiring policy. All such policies maintained by Landlord shall provide that the same shall not be amended or canceled without at least thirty (30) days' prior written notice to the Tenant.

         Section 21.  SERVICES PROVIDED BY LANDLORD

         (a) Pursuant to Section 10 above, Landlord shall furnish or cause to be furnished on or before the Commencement Date the following services:

                  (i) Heating or air conditioning; provided that Tenant will be solely responsible to pay for the power to operate such heating and air conditioning on the Premises;

                  (ii) Domestic running water for the operation of lavatories, ordinary drinking fountains at all times (but paid for by Tenant);

                  (iii) 110-volt electric current for the office, warehouse and manufacturing portions of the Premises and 220-volt or 408-volt electric current for the manufacturing portion of the Premises, all as shown on Exhibit B; provided that Tenant will be solely responsible to pay the electric bill to operate such systems on the Premises; After the Commencement Date, the costs of maintaining the availability of such utilities shall be Operating Costs pursuant to Section 6(b)(ii).

         (b) Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of any wiring installation in or to the Premises.

         (c) Landlord shall not be liable to Tenant or any other person, for direct or consequential damage, or otherwise, for breach of Section 21(a) above when Landlord uses reasonable diligence to supply such services. Landlord reserves the right temporarily to discontinue such services, or any of them, at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations or improvements, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand, Landlord's compliance with any mandatory governmental energy conservation or environmental protection program or any other happening beyond the control of Landlord. Landlord shall not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance permitted under this Section 21, nor shall such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder, unless Landlord is negligent in its duties to maintain the heating and air conditioning system, the plumbing, and the electrical system.

         Section 22.  ASSIGNMENT AND SUBLETTING

         (a) Tenant shall not assign this Lease or any interest herein or sublet all or any part of the Premises, or suffer or permit the Premises or any part thereof to be occupied by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, or occupancy without Landlord's prior written consent shall be void and shall confer no rights whatsoever on any party. Tenant will notify Landlord in writing of any interest in this Lease which Tenant wishes to assign or any portion of the Premises which Tenant wishes to sublet or permit others to occupy which notice shall specify the terms and conditions of such transaction and shall be accompanied by such information as Landlord may require with respect to the proposed assignee, sublessee or occupant. Upon receipt of such notice and information, Landlord shall have the right in its discretion, reasonably exercised, to either:

                  (i) Consent to such assignment, subletting or occupancy in which event one-half (1/2) of any rent or other consideration realized by Tenant under any such assignment, subletting or occupancy in excess of the Base Rent and other sums payable hereunder reasonably attributable to the space subject to the assignment, subletting or occupancy arrangement, after amortization of the reasonable costs incurred by Tenant for leasing commissions and leasehold improvements in connection with such assignment, subletting or occupancy over the term of such assignment, subletting or occupancy, shall be paid to Landlord by Tenant; or

                  (ii) Refuse to consent to such assignment, subletting or occupancy setting forth its reasons for such refusal in writing. If Landlord does not deliver written notice as to Landlord's election of one of the options referred to above within thirty (30) days after its receipt of the notice and information from Tenant, Landlord shall be deemed to have consented to the proposed assignment, subletting or occupancy. If this Lease or any interest herein is assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, with or without the consent of Landlord having first been obtained, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Base Rent and other sums due hereunder, but no collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupancy as the tenant hereof or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease. The consent by Landlord to an assignment, subletting, or occupancy arrangement shall not relieve Tenant from primary liability hereunder or from the obligation to obtain the express consent in writing of Landlord to any further assignment, subletting, or occupancy arrangement.

         (b) Notwithstanding anything contained in this Lease to the contrary and provided the assignee assumes this Lease, none of the following, nor any assignments or transfers of this Lease resulting from the following, shall require Landlord's prior written consent or the payment by Tenant of any fees or charges of any kind: (a) a transfer of stock or other ownership interests in Tenant; (b) the merger, consolidation or amalgamation of Tenant with a third party or the sale of all or substantially all of the stock or assets of Tenant; or (c) a transfer to a parent, subsidiary or "affiliate" of Tenant. An "affiliate" shall mean any trust, corporation, partnership or limited liability company (i) which owns or "controls" the majority of the ownership interest of Tenant, either directly or indirectly through other entities; (ii) the majority of whose ownership interests is owned or "controlled" by Tenant; or (iii) which owns or "controls" a majority of the ownership interests of Tenant. As used herein, the word "control" shall mean the right or power to direct or cause the direction of the management and policies of the entity in question.

         Section 23.  END OF TERM

         Upon the expiration or other termination of the Term of this Lease, Tenant shall promptly quit and surrender to Landlord the Premises broom-clean, in good order and condition, ordinary wear, condemnation, casualty and Landlord's repair obligations excepted, and Tenant shall remove all of its movable furniture and other effects and such alterations, additions and improvements as Landlord shall require Tenant to remove pursuant to Section 13. For purposes of the foregoing sentence, items which are partially worn from normal use, but not yet in need of repair, shall be considered to be in good condition. Likewise, items which are worn from normal use and have been in such condition without Landlord repairing them shall be considered to be in good condition. All movable furniture and other effects and alterations, additions and improvements not so removed shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account therefor; and Tenant shall pay Landlord all reasonable expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Building or Premises caused by removal of such property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

         Section 24.  HOLDOVER

         If Tenant or any party claiming through or under Tenant shall remain or continue to be in possession of the Premises or any part thereof after the termination of this Lease, and Landlord continues to accept rent payments, Tenant or such party or both shall be deemed to be a month to month tenant of the Premises on all the terms and conditions of this Lease, except that the Base Rent shall be 110% of the amount of the Base Rent for the final Lease Year. Nothing herein contained shall be construed to limit Landlord's right to obtain possession of the Premises upon termination of this Lease by unlawful detainer proceedings or otherwise in the event that Landlord does not continue to accept rent payments after termination of this Lease.

         Section 25.  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

         (a) This Lease is subordinate to all mortgages, trust indentures and other encumbrances which may now or hereafter affect such leases or all or any portion of the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument or subordination shall be required in order to effectuate it. Tenant covenants and agrees nevertheless, to execute and deliver promptly any certificate or other assurance in confirmation of such subordination reasonably requested by any mortgagee.

         (b) Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage to which this Lease is subordinate, Tenant will attorn to the purchaser at any such foreclosure sale and will recognize such purchaser as its landlord under this Lease. Any attornment to a purchaser pursuant to this Section 25 shall occur automatically, but Tenant shall on request by and without cost to Landlord or any purchaser execute and deliver any reasonable instruments evidencing such attornment.

         (c) Notwithstanding the foregoing, no subordination or attornment pursuant to the provisions of this Section 25 shall be effective unless prior to the date any party desiring such subordination or attornment obtains title to the Premises, such party has acknowledged by written notice to Tenant that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default hereunder; except that party shall not be:

                  (i) Liable for any act or omission of any prior Landlord; provided, however, such party shall not be released from liability if such act or omission constitutes a breach of the Landlord's obligations under the Lease and continues after the lender or purchaser succeeds to the interest of the Landlord under the Lease; or

                  (ii) Subject to any offsets or defenses which Tenant might have against any prior Landlord; or

                  (iii)    Bound by any  Base  Rent  which   Tenant  might  have
paid for more than one month in advance to any prior Landlord.

         In addition, and notwithstanding the provisions of this Section 25, any subordination of this Lease or attornment by Tenant shall be subject to Tenant's receipt of written assurance from the mortgagee or deed of trust holder that (a) Tenant's possession and this Lease, including any options to extend the Lease, will not be disturbed so long as Tenant is not in default hereunder beyond any applicable notice and cure periods and attorns to the record owner of the Premises; and (b) in the event of foreclosure or sale, the Lease shall continue in full force and effect in accordance with its terms as a direct lease between Tenant and such mortgagee, deed of trust holder, or other purchaser; provided that such rights of Tenant shall be subject to the provisions of Section 25(c)(i) through (iii) above.

         (d) In the event a foreclosure is commenced against the Premises, Landlord will give Tenant notice of such commencement at least thirty (30) days prior to the foreclosure sale.

         Section 26.  STATEMENT OF PERFORMANCE

         Each party agrees at any time and from time to time, to execute and deliver to the other, within twenty (20) days following a request therefor, a statement in writing certifying that this Lease is in full force and effect, and unmodified (or specifying any modifications), that the requesting party is not in default hereunder (or specifying any alleged defaults by the requesting party), and any further information about this Lease or the Premises which the requesting party may reasonably request. Each party understands that prospective purchasers, mortgagees or lessors of the Building and prospective assignees of this Lease or prospective subleases or occupants of the Building will rely on such certificates. Any failure by either party to respond to a request within twenty (20) days after receipt of the request shall constitute an admission that the matters set forth in the requested certificate are true.

         Section 27.  RULES AND REGULATIONS

         The rules and regulations set forth on Exhibit C attached hereto are hereby made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable rules and regulations for the use, safety, cleanliness and care of the Premises. Such new or modified rules and regulations shall be effective upon notice to Tenant from Landlord thereof. Tenant and Tenant's employees, agents and invitees, shall at all times observe faithfully and comply strictly with, the rules and regulations set forth on Exhibit C or as hereinafter modified by Landlord. In the event of any breach of any rules or regulations set forth on Exhibit C or any amendments or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition have any remedies available at law or in equity including the right to enjoin any breach of such rules and regulations. In the event of any conflict between the terms of this Lease and the terms of any rules and regulations issued by Landlord, including those set forth in Exhibit C, the terms of this Lease shall control.

         Section 28.    INTENTIONALLY LEFT BLANK.

         Section 29.  INDEMNITY; WAIVER

         (a) Tenant shall indemnify and hold Landlord harmless from any and all demands, claims, causes of action, liabilities, judgments, fines and expenses (including, without limitation, reasonable attorney's fees) incurred or suffered by Landlord by reason of any breach of this Lease (beyond applicable grace and cure periods) by Tenant or Tenant's employees, agents or invitees of any covenant or provision of this Lease.

         (b) Landlord has no knowledge of any present violations of applicable federal, state, or local laws and regulations, including all laws related to toxic hazardous waste and hereby agrees to indemnify and hold harmless Tenant from liability for any such hazardous waste existing prior to Tenant's occupancy of the Premises. The Tenant shall comply with all applicable federal, state, and local laws and regulations, including but not limited to the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq., the Oil Pollution Act, 33 U.S.C. ss.2701 et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., and the Comprehensive Environmental Response, Control, and Liability Act, 42 U.S.C. ss.9601, et seq., as subsequently amended. Prior to the date that is thirty (30) days from the date hereof, Landlord agrees, as a material condition of this Lease, to provide Tenant with an environmental assessment of the Premises, in form and substance satisfactory to Tenant, certified by a third-party environmental consultant licensed to practice in the State of Colorado and reasonably acceptable to Tenant, which report shows to Tenant's satisfaction that the Premises are free and clear of Hazardous Materials and the Premises are not in violation of any environmental laws, rules, regulations or enactments (the "Environmental Assessment"). In the event Landlord is unable to timely deliver such report, Tenant shall be entitled to terminate this Lease upon written notice to Landlord delivered no later than July 1, 1999. The Tenant shall indemnify, defend, and hold the Landlord harmless for any violations incurred under any such laws and regulations or for any costs, damages, claims, liabilities, and judgments to the extent arising from past, present, and future acts or omissions of the Tenant in connection with the use and/or occupancy authorized by the Lease or other acts of Tenant or its agents. This indemnification and hold harmless agreement includes, but is not limited to, acts and omissions of the Tenant in connection with the use and/or occupancy authorized by the Lease which result in: (1) violations of the above or any applicable laws and regulations; (2) judgments, claims, or demands assessed against the Landlord; (3) reasonable costs, expenses, and damages incurred by the Landlord; or (4) other releases or threatened releases on or into the land, property, and other interest of the Landlord by solid waste and/or hazardous substance(s).

         (c) The Tenant's indemnification of the Landlord shall also include any damages to life or property arising from the Tenant's occupancy or use of land, property, and other interest of the Landlord. The Landlord has no duty to inspect leasehold area or to warn of hazards and, if the Landlord does inspect the area, it shall incur no additional duty nor liability for identified or non-identified hazards. This covenant may be enforced by the Landlord in a court of competent jurisdiction. This, and all other Tenant indemnifications of Landlord and Landlord indemnifications of Tenant under this Lease, shall survive the expiration or termination of this Lease.

         (d) LANDLORD AND TENANT HEREBY MUTUALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF

OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OTHER THAN CLAIMS FOR PERSONAL INJURY OR DEATH.

         (e)      Binding Arbitration.

                  (i) Any controversy, claim or dispute arising out of or relating to the construction provisions of this Lease (Section 10) or the breach, termination, enforceability or validity thereof, other than claims for personal injury or death, shall be determined exclusively by binding arbitration in Boulder County before three arbitrators. The arbitration shall be governed by the American Arbitration Association under its Commercial Arbitration Rules, provided that at least one member of the panel shall have relevant knowledge of or experience in the commercial real estate industry.

                  (ii) No  provision  of, nor the  exercise of any rights  under
Section 29(e) shall limit the right of any party: (A) to bring a forcible entry and detainer, unlawful detainer, or eviction or constructive eviction action;
(B) to exercise self-help remedies provided for in this Lease or by law; or (C) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party hereto, even if such party is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

                  (iii) At any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction.

                  (iv) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees.

         (f) Landlord represents and warrants to Tenant as follows:

                  (i) Neither Landlord nor any of its agents, officers, employees or consultants has any knowledge of any (a) hazardous or toxic materials, wastes or substances ("Hazardous Materials") which are located in or which have been treated, stored, generated or disposed of upon the Premises; or
(b) violation of any state,
federal or local law enacted for the protection of the environment or the safety of workers at the Premises.

                  (ii) Tenant shall not have any responsibility or obligation for clean-up, remediation, defense or indemnification with respect to any environmental pollution, environmental impairment or Hazardous Materials not caused by Tenant, its suppliers, agents, contractors, employees, invitees, or as a result of Tenant's operations at the Premises.

         Section 30.  COMMENCEMENT OF THE TERM

         Subject to Section 10 above, the Term of this Lease shall commence on whichever of the following dates shall first occur:

         (a) The date on or after December 15, 1999 on which the Premises are "Substantially Complete" (which shall mean that (i) Landlord shall have substantially completed the work in the Premises required to be completed by Landlord as specified in Exhibit B (including the Building, the Parking Lot and all necessary access and egress thereto), exclusive of minor "punch list" items of mechanical and cosmetic adjustment that do not prevent Tenant from using or enjoying the Premises for the use intended hereunder, (ii) Landlord has furnished to Tenant a final unconditional certificate of occupancy for the Premises, and (iii) Landlord has delivered to Tenant an Environmental Assessment for the Premises (as defined in Section 29 herein) in form and substance satisfactory to Tenant; provided that, in the event Landlord shall be delayed in completing Landlord's Work by any interference with or hindrance of such work by Tenant, Tenant's contractor or any of their employees, servants or agents or by any changes in such work requested by Tenant and agreed to by Landlord ("Tenant-Caused Delays"), the Premises shall be deemed to have been Substantially Complete on the date on which Landlord would have Substantially Completed Landlord's Work had such Tenant-Caused Delay not occurred); or

         (b) The date on which Tenant shall take possession and occupy the Premises.

Landlord and Tenant shall execute and record an agreement specifying the date, determined in the manner specified above, on which the term of this Lease commenced, which date shall be the Commencement Date for all purposes under this Lease.

         Section 31.  TENANT'S DEFAULT

         The following shall constitute defaults of Tenant hereunder:

         (a) Tenant shall fail to pay when due any installment of Base Rent or any other sum payable by Tenant under terms of this Lease, and Tenant shall fail to remedy such failure within ten (10) days after Landlord shall have given Tenant written notice specifying such failure;

         (b) Tenant shall neglect or fail to perform or observe any of the covenants herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy such default within thirty (30) days after Landlord shall have given to Tenant written notice specifying such neglect or failure (or within such period, if any, as may be reasonably required to cure such default if it is of such nature that it cannot be cured within such thirty-day period and Tenant proceeds with reasonable diligence thereafter to cure such default);

         (c) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and such, attachment shall not be discharged or disposed of within ninety (90) days after the levy thereof;

         (d) Tenant shall lock the Premises so as to prevent the entry therein of Landlord or Landlord's representatives as permitted by the terms of this Lease and the same is not corrected within three (3) days of written notice by Landlord to Tenant;

         (e)      Tenant shall:

                  (i) Make an assignment of all or a substantial part of Tenant's property for the benefit of creditors;

                  (ii) Apply for or consent to or acquiesce in the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of Tenant's property or of the Premises or of Tenant's interest in this Lease; or

                  (iii) File a voluntary petition in bankruptcy or a petition or an answer seeking reorganization under any bankruptcy or insolvency law or an arrangement with creditors, or take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceedings; or

         (f) The entry of a court order, judgment or decree without the application, approval or consent of Tenant, approving a petition seeking reorganization of Tenant under any bankruptcy or insolvency law or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of Tenant's property or of the Premises or of Tenant's interest in this Lease, or adjudicating Tenant as bankrupt or insolvent, and such order, judgment or decree shall not be vacated, set aside or stayed within ninety (90) days from the date of entry.

         Section 32.  REMEDIES

         If Tenant shall default under this Lease as set forth in Section 31, Landlord shall have the following rights and remedies in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

         (a) Landlord shall have the right to terminate this Lease by giving Tenant notice in writing, and upon the giving of such notice, this Lease and the Term hereof as well as the right, title and interest of Tenant under this Lease shall wholly cease and expire in the same manner and with the same force and effect (except as to Tenant's liability on the date specified in such notice as if such date were the expiration date of the Term of this Lease) without the necessity of re-entry or any other act on Landlord's part. Upon any termination of this Lease, Tenant shall quit and surrender to Landlord the Premises as set forth in Section 23. If this Lease is terminated, Tenant shall remain liable to Landlord for all Base Rent accrued and unpaid and other sums due hereunder to the date of termination of this Lease. Landlord shall also be entitled to recover from Tenant the worth at the time of such termination of the excess, if any, of the amount of Base Rent reserved in this Lease for the balance of the Term of this Lease (which shall be calculated using a reasonable discount rate determined at that time) over the then reasonable rental value of the Premises for the same period.

         (b) To the extent permitted in accordance with applicable law, Landlord may without demand or notice, re-enter and take possession of the Premises or any part thereof, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of any and all such persons (forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants. Should landlord elect to re-enter as provided in this Section 32(b), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals, and upon such other conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Premises. No such re-entry or repossession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of termination is given to Tenant by Landlord. No such re-entry or repossession of the Premises shall relieve Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, Landlord shall be entitled to the amount of the monthly Base Rent, and any other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses in connection with such reletting, including but without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such amount to Landlord on the days on which the Base Rent or any other sums due hereunder would have been payable hereunder if possession had not been retaken. In no event shall Tenant be entitled to receive the excess, if any, of net rent collected by Landlord as a result of such reletting over the sums payable by Tenant to Landlord hereunder. Notwithstanding the provisions of this Section 32 or any other provision of this Lease to the contrary, (a) Landlord shall not have the right to accelerate the rent and other charges due hereunder so long as Tenant is not in default in the payment of any rent or charges due under this Lease for a period of more than thirty (30) days; (b) any costs and expenses incurred by Landlord in attempting to relet the Premises (including renovation expenses, reasonable attorney fees and any free rent granted to a new tenant) shall be spread over the entire term of the new lease, and the rent to be received by Landlord shall be likewise determined at an average annual rate over the entire term of such lease, and Tenant shall be obligated only for the expenses attributable to the balance of the Term and Tenant shall receive credit for such rent attributable to the Term; and (c) in exercising its remedies pursuant to this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages.

         (c) If Tenant shall default in making any payment required to be made by Tenant (other than payments of Base Rent) or shall default in performing any other obligations of Tenant under this Lease (after applicable grace and cure periods), Landlord may, but shall not be obligated to, make such payment or on behalf of Tenant, expend such sum as may be necessary to perform such obligation. All sums so expended by Landlord with interest thereon at the Default Rate shall be repaid by Tenant to Landlord as additional rent. No such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default nor shall it affect any other remedy of Landlord by reason of such default.

         If Tenant shall fail to pay by the fifth day of the month any installment of Base Rent due on the first of the month (even if such failure is timely cured), Landlord may charge and Tenant shall pay upon demand interest thereon at the Default Rate from the first day of the month and a collection charge (in addition to any reasonable attorney's fees incurred) equal to five percent (5%) of the amount of said late payment. If either party shall fail to pay when due any sum other than Base Rent due under this Lease (even if such failure is timely cured), the receiving party may charge and the paying party shall pay upon demand interest thereon at the Default Rate, and if any such amount is not paid within ten (10) days after written notice of delinquency, a collection charge (in addition to any reasonable attorney's fees incurred) equal to five percent (5%) of the amount of said late payment.


         Section 33.  LANDLORD'S DEFAULT

         If Landlord defaults in the performance of any of its obligations, covenants and warranties hereunder and such default continues for a period of thirty (30) days after written notice thereof to Landlord from Tenant specifying the nature of such default, or such additional period as Landlord may reasonably require to cure the same (except in an emergency that Landlord shall fail to cure immediately), in addition to all other rights and remedies available to Tenant, Tenant may, at its option, cure the same on behalf of Landlord, whereupon the cost of such curing plus interest thereon at the Default Rate shall be immediately due and payable to Tenant from Landlord upon written demand therefor by Tenant. Failure of Landlord to reimburse Tenant shall entitle Tenant to deduct the costs thereof from the next subsequent rents due hereunder. Tenant shall not have the remedy of termination of this Lease unless Landlord's default is so substantial as to make the Premises untenantable, or Landlord is repeatedly in default in a persistent manner on a subject of a substantial nature; provided, however; any Tenant right of termination in such instances shall still be subject to Landlord's right to cure.




         Section 34.  LANDLORD'S WARRANTIES

         Landlord represents, covenants and warrants (i) that it has lawful title to the Premises and has full right, power and authority to enter into this Lease; (ii) that in the construction of the Building, the Parking Lot and all other improvements on the Premises, it shall comply with all applicable laws, ordinances, regulations and requirements of governmental authorities having jurisdiction thereof; and (iii) the Premises will be developed, managed and maintained in a neat, attractive and reputable manner.

         Section 35.  NO IMPLIED SURRENDER OR WAIVER

         The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the rules and regulations set forth in Exhibit C to this Lease or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by either party of any sums due hereunder with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations set forth in Exhibit C, or hereafter adopted, against Tenant shall not be deemed a waiver of such rules and regulations or any part thereof. Except as set forth in this Lease, no provisions of this Lease shall be deemed to have been waived by either party hereto unless such waiver is in writing signed by such party. No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employees of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord, or of Landlord's agents, shall not operate as a termination of this Lease or a surrender of the Premises. No payment by one party, or receipt by the other party, of a lesser amount than any sums due hereunder, shall be deemed to be other than on account of the earliest stipulated amount, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the receiving party may accept such check or payment without prejudice to such party's right to recover the balance of such amount or pursue any other remedy available to such party. Whenever the consent or approval of a party is required under this Lease, such consent or approval shall not be unreasonably withheld, delayed or conditioned unless expressly provided herein to the contrary, and shall be deemed given if such party has not responded within ten (10) days of the other party's request for the same if such request reminds the recipient that the request is deemed given if there is no response within ten (10) days. Further, in the event any costs or expenses (including attorney fees) are to be reimbursed by one party to the other, such expenses shall be reasonable in amount and the incurring of such expenses shall be reasonable. In the event either party commences arbitration or litigation in order to enforce its rights under this Lease or as a result of a default by the other party, the losing party shall pay the reasonable attorney fees and expenses incurred by the prevailing party.

         Section 36.  TIME IS OF THE ESSENCE

         Time is of the essence hereof.

         Section 37.  PAYMENTS AFTER TERMINATION

         No payment of money by Tenant to Landlord after the termination of this Lease, in any manner, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, shall reinstate, continue, or extend the Term of this Lease or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due hereunder, and the payment of such sums shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

         Section 38.  NO REPRESENTATIONS; ENTIRE AGREEMENT

         Landlord, Tenant and their respective agents have made no representations, warranties, agreements or promises with respect to the Premises except such as are expressed herein. The entire contract of the parties is contained herein, and there are no promises, agreements, representations, warranties, conditions or understandings, either oral or written, between them, other than as are herein set forth.

         Section 39.  BROKERAGE

         Except that Landlord has dealt with Callan and Company and has agreed to pay its brokerage fee in connection with this Lease, each party represents and warrants that it has dealt only with Landlord or Tenant, respectively, in connection with this Lease and that no broker negotiated this Lease or is entitled to any commission in connection herewith. Each party further agrees to indemnify and hold harmless the other party with respect to any claim for broker's commission or similar compensation brought by any person by reason of the indemnifying party's acts.

         Section 40.  NOTICE

         Any notice, demand or communications concerning the Lease by Landlord to Tenant shall be in writing and shall be deemed sufficiently given or rendered if delivered personally to Tenant or any of its officers, or three days after having been sent by United States certified or registered mail, return receipt requested, postage prepaid, or one (1) business day after having been sent by a nationally recognized overnight delivery service, addressed to Tenant at the most current address of Tenant known by Landlord, or, after commencement of the Term of this Lease, at the Premises. Any notice, demand or communication concerning this Lease by Tenant to Landlord shall be in writing and must be served by certified or registered United States mail, postage prepaid, or sent by a nationally recognized overnight delivery service, addressed to Landlord at 6676 Gunpark Drive, Suite D, Boulder, Colorado 80301. Either party shall have the right to designate in writing, served as above, a different address to which any notice, demand or communication is to be mailed.

         Section 41.  AMENDMENT OR MODIFICATION

         Except  as  herein  otherwise  provided,   no  amendment,   alteration,
modification of or addition to this Lease shall be valid or binding unless expressed in writing and signed by the party or parties to be bound thereby.

         Section 42.  DEFINITION OF LANDLORD

         The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises. In the event that the interest of the Landlord herein named in the Premises is transferred, whether by sale, lease or sublease, foreclosure, or otherwise, the named Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such transferee that such transferee has assumed and agreed to carry out any and all covenants and obligations of the named Landlord, whether accruing before or after the transfer, and is the Landlord hereunder.

         Section 43.  SEVERABILITY

         If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         Section 44.  CAPTIONS; GENDER AND NUMBER

         The caption of each Section is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of this Lease. The term "Tenant" herein, or any pronoun used in place thereof, shall include the masculine, feminine, singular, plural, individuals, partnerships or corporations where applicable.

         Section 45.  SUCCESSORS, ASSIGNS; JOINT AND SEVERAL LIABILITY

         The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, and successors.

         Section 46.  GOVERNING LAW

         This Lease shall be governed by and interpreted in accordance with the laws of the State of Colorado.

         Section 47.  MEMORANDUM

         This Lease shall not be recorded, but Landlord and Tenant shall execute and record, at Tenant's option and expense, a memorandum of this Lease (including the right of first refusal) in the office of the Boulder County Clerk and Recorder.

         Section 48.  OPTIONS TO EXTEND

         (a) Grant of First Option. Tenant shall have the option to extend the Term of this Lease for an additional five (5) years (the "First Option"); provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods.

         (b) Exercise of First Option. Tenant may only exercise its First Option by written notice to Landlord served upon Landlord during the time period between twelve (12) months and six (6) months prior to the end of the original Term. Once such notice is served, the Term of the Lease shall automatically be modified so that the Term of the Lease shall end at 11:59 p.m. on the last day of the calendar month in which the twentieth anniversary of the Commencement Date occurs.

         (c) Grant of Second Option. Provided that Tenant has exercised its First Option, Tenant shall have the option to extend the Term of this Lease for another five (5) year additional period (the "Second Option"); provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods, at the time the Second Option is exercised, the First Option and the Second Option shall also be referred to herein separately as the "Option Term" and together as the "Option Terms".

         (d) Exercise of Second Option. Tenant may only exercise its Second Option by written notice to Landlord served upon Landlord during the time period between twelve (12) months and six (6) months prior to the end of the Term as modified by the exercise of the First Option. Once such notice is served, the Term of the Lease shall be automatically modified so that the Lease will end at 11:59 p.m. on the last day of the calendar month in which the twenty-fifth anniversary of the Commencement Date occurs.

         (e) Option Rent. If Tenant exercises its option to extend in accordance with the provisions of this Section 48, this Lease shall be extended for the applicable Option Term at an annual Base Rent, as determined by agreement between Landlord and Tenant or, if no agreement is reached, equal to the market rental value of the Premises for the five-year Option Term as of the commencement date of the applicable Option Term as determined by appraisal in accordance with the provisions of this Section 48, provided, however, that such annual Base Rent for the Option Term shall not in any event be less than the annual Base Rent in effect as of the last day of the immediately preceding Term or Option Term.

         After receipt of notice of Tenant's exercise of its option to extend, and after verbal discussion with Tenant as to the appropriate Base Rent, Landlord shall deliver to Tenant Landlord's proposed annual Base Rent for the applicable Option Term. If Tenant disagrees with Landlord's proposed annual Base Rent for the Option Term, and if the parties cannot agree upon an annual Base Rent by the date that is five (5) months prior to the expiration of then current Term or Option Term, then the annual Base Rent for the Option Term shall be determined as follows:

         Landlord and Tenant will each promptly choose one disinterested commercial real estate appraisal firm of recognized competence and experience in the Boulder market and each firm shall designate an appraiser, who must have at least ten years of commercial appraising experience in eastern Colorado and who must be either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the American Institute of Real Estate Appraisers, to perform an appraisal of the fair market rental value of the Premises for the applicable Option Term. By that date which is four (4) months prior to the expiration of the initial Term or Option Term, as the case may be, at a mutually agreeable time and place, Landlord and Tenant shall simultaneously exchange in writing the two fair market rental value appraisals of the Premises. If the two fair market rental values of the Premises, as determined by such appraisal firms, are within ten percent (10%) of each other (i.e., if the lower of the two appraised values, on a present value basis, is at least 90% of the higher of the two appraised values, on a present value basis), the fair market value of the Premises for the Option Term shall be deemed to be the average of such appraised rent values. Such average appraised rental values shall be final and conclusively binding on the two parties. Prior to submitting their appraisals, the two appraisal firms shall select (subject to the approval of Landlord and Tenant) a third disinterested commercial real estate appraisal firm of comparable qualifications to perform the same appraisal, if necessary. If the two fair market rental values shown by the two appraisal firms are not within 10% of each other, then the third appraisal firm shall, within thirty (30) days after the exchange of the two fair market rental value appraisals, determine which of the two appraisals is closest to its opinion as to the fair market rental value of the Premises for the applicable Option Term in accordance with the foregoing instructions and such third appraisal firm shall notify Landlord and Tenant of its determination. The appraisal so chosen by the third appraisal firm shall be final and conclusively binding on the parties as to the fair market rental value of the Premises for the applicable Option Term. Landlord and Tenant will be responsible for compensating the appraisal firm selected by each, and the third appraisal firm, if any, shall be compensated equally by the parties.

         In the event the annual Base Rent for the Option Term is not determined until after the commencement date of the applicable Option Term, Tenant shall continue paying the annual Base Rent payable under the Lease for the preceding Lease Year and, at such time as any increase in the annual Base Rent is determined, (i) the annual Base Rent shall be retroactively adjusted to the commencement date of the applicable Option Term, (ii) Tenant shall (within thirty (30) days of Landlord's written demand) pay to Landlord the increased annual Base Rent for the period between the commencement date of the applicable Option Term and the last day of the month in which Landlord's demand for such payment is made, and (iii) commencing on the first day of the month following the month in which such demand for the lump sum payment is made by Landlord, Tenant shall start making payments of monthly installments of annual Base Rent in the recomputed amount. Once annual Base Rent for the Option Term has been established, each of the parties agree, on the demand of the other, to execute an appropriate amendment to the Lease to incorporate the annual Base Rent established.

         (f) All Other Provisions of the Lease to Remain the Same During Option Periods. All the provisions of the Lease shall remain the same during the extended Terms in the event either or both of the options granted hereunder are exercised (including the payment of Operating Costs), except for Option Rent, as provided in Section 48(d) above. If the Term of the Lease is extended as herein provided, the term "Term" as used herein shall include such Option Term or Terms.

         Section 49.  RIGHT OF FIRST REFUSAL

         (a) Right of First Refusal. If at any time during the Term Landlord proposes to sell the Premises (for example, where Landlord receives an unsolicited offer it proposes to accept) or list them for sale, Landlord shall first make a written offer to sell the Premises to Tenant on the same terms and conditions on which the Landlord proposes to transfer or list the Premises.

         (b) Acceptance of Offer. The Tenant shall have the right for a period of thirty (30) days after receipt of the offer from the Landlord to elect to purchase the Premises, during which time Tenant may conduct any and all inspections of the Premises. The making of a counteroffer by Tenant shall not be deemed a rejection of Landlord's offer or otherwise shorten Tenant's thirty (30) day period to accept

Landlord's offer. To exercise this right of first refusal, the Tenant shall give written notice to the Landlord within said thirty-day period. Upon exercise of the right of first refusal, the sale shall be closed and payment made on the terms set forth in the offer made to Tenant pursuant to Section 49(a), except that Tenant shall be entitled to a credit against the purchase price in the amount of one-half of the amount of the brokerage commission Landlord would have paid but avoided by selling to Tenant, and except for the time for closing which shall be conducted at a time and place acceptable to the parties, but in no event later than one hundred twenty (120) days after receipt by Tenant of Landlord's offer.

         (c) Failure to Accept Offer. If Tenant does not elect to purchase the Premises in accordance with Section 49(b) above, or if the purchase is not closed, then Landlord may transfer the Premises within six (6) months after making the offer to Tenant to an unaffiliated third party pursuant to a bona fide arm's length agreement at a price not less than ninety percent (90%) of the price offered to Tenant or at a price not less than the Tenant's last counter-offer to Landlord, whichever is greater, and Tenant's first right of refusal shall thereupon terminate. In the event Landlord does not so transfer the Premises within such six (6) month period, then Tenant's first right of refusal shall continue. In any event, Tenant's first right of refusal shall terminate at the end of the Term or earlier termination of this Lease.

         (d) Trade. The sale that Landlord may make after Tenant does not elect to purchase the Premises under Section 49(c), or such a purchase is not closed may be pursuant to a trade for other property so long as such other property has a fair market value of at least ninety percent (90%) of the price offered to Tenant pursuant to Section 49(a) above, or not less than the Tenant's last counter-offer to Landlord, whichever is greater.

         (e) Transfer to Related Entity. The Tenant's right of first refusal granted under this Section 49 shall not apply to any transaction whereby Landlord transfers the Premises to Landlord's Members or relatives of the Members of Landlord or to an entity in which any of them own beneficial interests; provided, however, that in such event the first right of refusal shall continue and the interest of the transferee partnership or limited liability company shall be subject to this first right of refusal.

         (f) Tenant's Rights. Landlord hereby agrees not to grant purchase, option or first refusal rights of any kind with respect to the Premises or any part thereof or any interest therein, to any person or party other than Tenant, unless the same are expressly made subject to the rights of Tenant hereunder.

         (g) Sale of Property to a Third Party. If Tenant elects not to exercise its right of first refusal and the Premises are sold to a third-party, the sale shall be subject to this Lease except that this first right of refusal shall have terminated.

         (h) Part of Premises. Tenant's first right of refusal shall also apply when Landlord proposes to sell or list a part of the Premises, in which event Landlord shall offer the part of the Premises it proposes to list or sell to Tenant and the provisions of this Section 49 shall also govern such offer and first right of refusal.

         Section 50: LENDERS PROTECTION CLAUSE

         Tenant agrees to give each holder of a mortgage, deed of trust or other encumbrance secured by the Premises, by certified or registered mail, or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such holder. Tenant further agrees that all of such holders shall have thirty (30) days from the date of such notice within which to cure such default or if such default cannot be cured within that time, then in such additional time as may be necessary if within such thirty (30) days, such holder has commenced and is diligently pursuing, the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued. The preceding sentence is not intended to alter or delay any rights the Tenant may have hereunder or by law, except to prohibit any Tenant right to terminate this Lease until the notice and cure opportunity set forth in the preceding sentence have been given.

         EXECUTED as of the date first set forth above.



LANDLORD:                                            TENANT:

MUM IV, LLC                                 HELIX TECHNOLOGY CORPORATION


By       /s/Donald W. Unkefer               By       /s/Michael El-Hillow
         ----------------------------                ---------------------------
         Donald W. Unkefer                           Michael El-Hillow
         General Manager                             Senior Vice President and
                                                     Chief Financial Officer

                                    EXHIBIT A

                          Recorded Plan of the Premises

                                    EXHIBIT B

                        Building Plans and Specifications

                                    EXHIBIT C

                              Rules and Regulations

         The Rules and Regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees, agents, or invitees. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Section 27 of the Lease.

         1. Use of the Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to such fixtures from misuse on the part of the Tenant shall be paid for by Tenant, except to the extent such payment is made from proceeds of insurance to Landlord.

         2. Trash. All trash shall be placed in receptacles provided by Tenant on the Premises.

         3. Hazardous Operations and Items. Tenant shall not bring or permit to be brought or kept in or on the Premises by hazardous, flammable, combustible or explosive fluid, material, chemical or substance except those that shall be handled in a safe manner according to OSHA standards and the environmental laws set forth in Section 29.

         4. Outside Storage. There shall be no outside storage of any articles of any nature unless it is screened from adjacent rights of way or other building sites in the subdivision in a manner approved by Landlord.

         5. Captions. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules.

                                    EXHIBIT D

                           Covenants and Restrictions